UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2025

GLOBAL NET LEASE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On February 25, 2025, Global Net Lease, Inc., a Maryland corporation (the “Company”), through certain subsidiaries (collectively, the “Sellers”) of its operating partnership, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “OP”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with an affiliate of RCG Ventures Holdings, LLC, a Georgia limited liability company (“Buyer”). Pursuant to the Purchase Agreement, the Sellers agreed to sell to Buyer a real estate portfolio comprised of 100 multi-tenant retail centers located in 28 states (the “Portfolio”) for a base purchase price of approximately $1.78 billion, subject to certain purchase price adjustments (the “Purchase Price”). The Purchase Price reflects a cash capitalization rate equal to 8.4% based on the trailing twelve months of Cash Net Operating Income as of September 30, 2024. Additionally, the Purchase Agreement provides for adjustments in connection with certain pre- and post-Closing leasing activities. The Company received a $25 million non-refundable deposit from the Buyer in connection with entering into the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties made by the parties thereto, customary covenants and agreements, and customary post-Closing obligations of Buyer.

The consummation of the Company’s disposition of the Portfolio (the “Closing”) is subject to a number of closing conditions, including, but not limited to, (i) the accuracy of the representations and warranties made in the Purchase Agreement by the parties thereto (subject to customary materiality qualifiers), (ii) the compliance by such parties with their respective covenants in the Purchase Agreement (subject to customary materiality qualifiers) and (iii) with respect to 41 of the retail centers, the consent of certain of the Company’s existing lenders for Buyer to assume the following debt secured by such facilities: (a) approximately $210 million secured from Société Générale and UBS AG, and (b) approximately $260 million secured from Barclays Capital Real Estate Inc., Société Générale, KeyBank and Bank of Montreal. The Closing of the other 59 facilities is not contingent upon the Buyer’s assumption of such debt and the Closing is not otherwise subject to any financing contingency. There is no assurance that the disposition of the Portfolio will close on the anticipated terms, or at all. In the event Buyer fails to close, the Company, as its sole remedy, will be entitled to retain the $25 million of earnest money that Buyer deposited in escrow concurrently with the execution of the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Buyer, the Sellers or the Portfolio. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, Sellers or the Portfolio. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 7.01 Regulation FD Disclosure.

On February 26, 2025, the Company issued a press release announcing entry into the Purchase Agreement and the authorization by the Company’s Board of Directors of a share repurchase program (the “Program”) for up to an aggregate amount of $300 million of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”). The Program does not have a stated expiration date, and repurchases, if any, may be effected from time to time through open market purchases, including pursuant to a pre-set trading plan meeting the requirements of Rule 10b5-1(c) of the Exchange Act (as defined below), privately negotiated transactions, pursuant to accelerated share repurchase agreements entered into with one or more counterparties, or otherwise. The Company also prepared an investor presentation related to the Purchase Agreement that officers and other representatives of the Company intend to present at conferences and meetings.

Copies of the press release and investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, of this Current Report on Form 8-K. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibits 99.1 and 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of, and the Company’s ability to consummate, the sale of the Portfolio. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed sale of the Portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated February 25, 2025, by and among, an affiliate of RCG Ventures Holdings, LLC and each party listed as a seller on Schedule I of the Purchase Agreement.
99.1	Press Release dated February 26, 2025.
99.2	Investor Presentation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date:	February 26, 2025	By:	/s/ Edward M. Weil, Jr.
		Name:	Edward M. Weil, Jr.
		Title:	Chief Executive Officer and President (Principal Executive Officer)